UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016

Moxian, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55017	27-3729742
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Block A, 9/F, Union Plaza, 5022 Binjiang Avenue, Futian District, Shenzhen City, Guangdong Province, China
(address of principal executive offices) (zip code)

Tel: +86 (0)755-66803251
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On February 22, 2016, Good Eastern Investment Limited (‘GEL’), Stellar Elite Limited (‘SEL’) and Moxian China Limited (‘MCL’), collectively, the Shareholders, entered into a Share Cancellation Agreement (the ‘Agreement’) with the Company. Pursuant to the Agreement, on February 22, 2016, the Shareholders cancelled 94,845,081 shares of the Company common stock which represented 42.93% of our issued and outstanding shares for no consideration. The cancelled shares were returned to treasury resulting in GEL, SEL and MCL owning after the share cancellation 19,980,000, 39,660,000 and 35,205,081 shares of common stock or any other securities of the Company respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOXIAN, INC.

Date: March 4, 2016	By:	/s/ James Mengdong Tan
Name: James Mengdong Tan Title: Chief Executive Officer